As filed with the Securities and Exchange Commission on June 11, 2007

Registration No. 333-141990

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

E-FUTURE INFORMATION TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

e-Future Information Technology Inc. No. 10 Building BUT Software Park No. 1 Disheng North Street BDA, Yizhuang District Beijing 100176, People’s Republic of China (86) 10-51650988	Offshore Incorporations (Cayman) Limited Group Scotia Centre P.O. Box 2804 GT Grand Cayman, Cayman Islands (345) 945-7388	Mr. Ming Zhu c/o RMCC International, Inc. 6724 Patterson Avenue Richmond, Virginia 23226 804-288-3720
(Address and telephone number of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number of agent for service)

Copies to:

Bradley A. Haneberg, Esq.

Kaufman & Canoles

III James Center, 1051 East Cary Street, 12th Floor

Richmond, Virginia 23219

(804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

• If only securities being registered on this Form are being offered to dividend or interest reinvestment plans, please check the following box:	☐

• If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	☒

•         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

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•         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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•         If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:

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•         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:

☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note: The registrant is filing this Amendment No. 3 to Form F-3 (Registration No. 333-141990) solely to file an updated auditor’s consent as Exhibit 23.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 3 to a Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of City of Beijing, People’s Republic of China, on June 11, 2007.

E-FUTURE INFORMATION TECHNOLOGY INC.

By:	/s/ Adam Yan
Name:	Adam Yan
Title:	Chairman and Chief Executive Officer
Date:	June 11, 2007

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Yan Adam Yan	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2007

/s/ Yu Ping Yu Ping	Chief Financial Officer (Principal Accounting Officer)	June 11, 2007

/s/Ming Zhu Ming Zhu	Director (Authorized Representative in the United States)	June 11, 2007

* Wenhua Tong	Director	June 11, 2007

* Dong Cheng	Director	June 11, 2007

* Chaoyong Wang	Director	June 11, 2007

* By:	/s/ Adam Yan
Adam Yan Attorney-in-Fact June 11, 2007

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